Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 27th day of June, 2011, by and between Drinks Americas Holdings, Ltd., a Delaware corporation (the “Seller”) and Worldwide Beverage Imports, LLC., a Nevada limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser desires to purchase 125,000,000 restricted shares of common stock of the Seller’s (the “Shares”) from Seller for the license to sell/purchase certain products of Purchaser, on and subject to the terms of this Agreement;

WHEREAS, upon issuance, the Shares shall be issued in the following manner: (i) 75,000,000 to Purchaser, (ii) 25,000,000 to Federico Cabo and 25,000,000 to Tim Owens;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller for a purchase price of $0.002 for a total consideration consisting of the following (collectively, the “Purchase Price”):

a)
The contribution of select distribution rights (the “Rights”) of the Purchaser, which terms shall be set forth in that certain: (i)  Distribution Agreement (the “Distribution Agreement”), a form of which is attached hereto as Exhibit A, (ii) executed License Agreements for Spirits in the form attached as Exhibit A therein, and (iii) executed License Agreements for Beers in the form attached as Exhibit B therein; and

b)
The contribution to the Seller of inventory financing for up to ninety (90) days on all inventory purchased by the Seller from the Purchaser  (the “Inventory”, and together with the Rights, the “Assets”); and

Upon issuance, the Shares shall be issued in the following manner: (i) 75,000,000 to Purchaser, (ii) 25,000,000 to Federico Cabo, and (iii) 25,000,000 to Tim Owens.

2.             Sale of Additional Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, and provided that the Seller has an adequate number authorized shares of its common stock, the Seller shall sell additional restricted shares (the “Additional Shares”) to the Purchaser such that the sum of 75,000,000 of the Shares issued to the Purchaser and the Additional Shares shall be no greater than forty nine percent (49%) of the total number of shares of the issued and outstanding common stock of the Seller for a purchase price of $0.002. The Additional Shares shall be paid from residual cash from the Sales made by Seller associated with the Rights after expenses.  Such Additional Shares shall be purchased in the following form, provided, that the Seller has an adequate number of authorized shares of its common stock, and has effected an increase of it number of authorized shares in accordance with Section 6(b) of this Agreement, if necessary:

a)
Seller shall issue a purchase order on July 1, 2011 (the “First Purchase Order”) for 2 containers of spirits (approximately $200,000).  Thirty (30) days following Purchaser’s receipt of the First Purchase Order, Purchaser shall issue an invoice in connection with the First Purchase Order (the “First Invoice”).  In connection with the First Purchase Order, the Purchaser shall grant the Seller a ninety (90) day credit for Kah Tequila and one hundred twenty (120) day credit for Agave 99 Tequila and Ed Hardy Tequila, which shall include Federal Excise Tax and shipping.

b)
Five (5) business days following the issuance of the First Invoice, Purchaser shall purchase Additional Shares in the amount of $150,000.00 (the “First Tranche”) at a purchase price of $0.002 per share. The aggregate amount of Additional Shares purchased in connection with the First Tranche is estimated to be 75,000,000 shares of common stock of the Seller and is subject to adjustment as reasonably determined by the parties.

c)
Seller shall issue a purchase order on August 1, 2011 (the “Second Purchase Order”) for 2 containers of spirits (approximately $200,000).  Thirty (30) days following Purchaser’s receipt of the Second Purchase Order, Purchaser shall issue an invoice in connection with the Second Purchase Order (the “Second Invoice”).  In connection with the Second Purchase Order, the Purchaser shall grant the Seller a ninety (90) day credit credit for Kah Tequila and one hundred twenty (120) day credit for Agave 99 Tequila and Ed Hardy Tequila, which shall include Federal Excise Tax and shipping.

d)
Five (5) business days following the issuance of the Second Invoice, Purchaser shall purchase Additional Shares in the amount of $150,000.00 (the “Second Tranche”) at a purchase price of $0.002 per share. The aggregate amount of Additional Shares purchased in connection with the First Tranche and Second Tranche is estimated to be 150,000,000 shares of common stock of the Seller and is subject to adjustment as reasonably determined by the parties.

e)
Seller shall issue a purchase order on September 1, 2011 (the “Third Purchase Order”) for 2 containers of spirits (approximately $200,000).  Thirty (30) days following Purchaser’s receipt of the Third Purchase Order, Purchaser shall issue an invoice in connection with the Third Purchase Order (the “Third Invoice”).  In connection with the Third Purchase Order, the Purchaser shall grant the Seller a ninety (90) day credit for Kah Tequila and one hundred twenty (120) day credit for Agave 99 Tequila and Ed Hardy Tequila, which shall include Federal Excise Tax and shipping.

f)
Five (5) business days following the issuance of the Third Invoice, Purchaser shall purchase Additional Shares in the amount of $150,000.00 (the “Third Tranche”) at a purchase price of $0.002 per share. The aggregate amount of Additional Shares purchased in connection with the First Tranche, the Second Tranche, and the Third Tranche is estimated to be 225,000,000 shares of common stock of the Seller and is subject to adjustment as reasonably determined by the parties.

g)
Seller shall issue a purchase order on October 1, 2011 (the “Fourth Purchase Order”) for 2 containers of spirits (approximately $200,000).  Thirty (30) days following Purchaser’s receipt of the Fourth Purchase Order, Purchaser shall issue an invoice in connection with the Third Purchase Order (the “Third Invoice”).  In connection with the Third Purchase Order, the Purchaser shall grant the Seller a ninety (90) day credit for Kah Tequila and one hundred twenty (120) day credit for Agave 99 Tequila and Ed Hardy Tequila, which shall include Federal Excise Tax and shipping.

h)
Five (5) business days following the issuance of the Fourth Invoice, Purchaser shall purchase Additional Shares in the amount of $150,000.00 (the “Fourth Tranche”) at a purchase price of $0.002 per share. The aggregate amount of Additional Shares purchased in connection with the First Tranche, the Second Tranche, the Third Tranche, and the Fourth Tranche is estimated to be 300,000,000 shares of common stock of the Seller and is subject to adjustment as reasonably determined by the parties.

i)
Seller shall issue a purchase order on November 1, 2011 (the “Fifth Purchase Order”) for 2 containers of spirits (approximately $200,000).  Thirty (30) days following Purchaser’s receipt of the Fifth Purchase Order, Purchaser shall issue an invoice in connection with the Fifth Purchase Order (the “Fifth Invoice”).  In connection with the Fifth Purchase Order, the Purchaser shall grant the Seller a ninety (90) day credit for Kah Tequila and one hundred twenty (120) day credit for Agave 99 Tequila and Ed Hardy Tequila, which shall include Federal Excise Tax and shipping.

j)
Five (5) business days following the issuance of the Fifth Invoice, Purchaser shall purchase Additional Shares in the amount of $150,000.00 (the “Fifth Tranche”) at a purchase price of $0.002 per share. The aggregate amount of Additional Shares purchased in connection with the First Tranche, the Second Tranche, the Third Tranche, the Fourth Tranche, and the Fifth Tranche, is estimated to be 300,000,000 shares of common stock of the Seller and is subject to adjustment as reasonably determined by the parties.

Notwithstanding the foregoing, in no event shall the sum of (x) 75,000,000 of the Shares issued to the Purchaser, plus (y) the number of shares issued to the Purchaser in the First Tranche, the Second Tranche, the Third Tranche, the Fourth Tranche, and the Fifth Tranche, shall equal an amount that is greater than forth nine percent (49%) of the number of the issued and outstanding shares of common stock of the Seller, and the parties hereby agree to adjust the number of shares purchased with respect to any of the foregoing tranches to comport with the aforementioned limitation.

2.             Closing.

(a) The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held on June 27, 2011 at the law office of Sichenzia Ross Friedman & Ference LLP (“SRFF”) or at such other time, date or place as the parties may mutually determine.

(b) At or prior to the Closing, the Purchaser shall deliver to the Seller:

(i)  The Distribution Agreement duly executed by the Purchaser;

(ii) A License Agreement for spirits in the form attached as Exhibit A to the Distribution Agreement, including a schedule for each respective SKU, and a License Agreement, including a schedule for each respective SKU, for beer in the form attached as Exhibit B to the Distribution Agreement, with respect to all the Rights being acquired by the Purchaser, duly executed by the Purchaser;

(iii) The Inventory Security Agreement duly executed by the Purchaser in the form attached hereto as Exhibit B (the “Inventory Security Agreement”);

(iv) Copies of the following, in each case certified as of the Closing Date by the Secretary or an executive officer of Purchaser:

(1)
Resolutions of Purchaser’s manager and members authorizing the execution, delivery and performance of this Agreement and the other agreements that such party is required to execute and deliver pursuant to the terms of this Agreement; and

(2)	The signature and incumbency of the persons authorized to execute and deliver this Agreement and the other agreements and certificates that Purchaser is required to deliver pursuant to this Agreement.

(c) At or prior to the Closing, the Seller shall deliver to the Purchaser:

(i) The Distribution Agreement duly executed by the Seller;

(ii) A License Agreement for spirits in the form attached as Exhibit A to the Distribution Agreement, including a schedule for each respective SKU, and a License Agreement for beer in the form attached as Exhibit B to the Distribution Agreement, including a schedule for each respective SKU,  with respect to all the Rights being acquired by the Purchaser, duly executed by the Seller;

(iii) The Inventory Security Agreement duly executed by the Seller;

(iv) The Seller shall deliver to the Purchaser a certificate representing the Shares, and such certificate(s) shall be subject to such restrictions on transfer and carry the legend set forth in (d) below. The Seller shall deliver to the Purchase a certificate representing the Subsequent Issuance as such certificate shall come due in accordance with Section 1(c) herein; and

(v) Copies of the following, in each case certified as of the Closing Date by the Secretary or an executive officer of Purchaser:

(1)
Resolutions of Seller’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements that such party is required to execute and deliver pursuant to the terms of this Agreement; and

(2)	The signature and incumbency of the persons authorized to execute and deliver this Agreement and the other agreements and certificates that Purchaser is required to deliver pursuant to this Agreement.

(d) The Purchaser understands and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such Shares shall have been registered under the Securities Act of 1933, as amended, and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for the Company, such Shares may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(e) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(f) All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date.

3.             Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following represents and warranties to the Seller:

(a) Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company. In making the decision to purchase the Shares, the Purchaser hereby acknowledges that such Purchaser has relied upon the prospectus and other written information provided to such Purchaser by the Company or filed electronically on the SEC EDGAR filing system.

(c) Purchaser agrees and acknowledges that neither Seller nor any of Seller’s employees or affiliates shall be responsible for any information concerning the Company relied upon or provided to Purchaser, and Purchaser agrees to hold harmless and indemnify Seller in connection with any claims concerning the Shares sold or the Company disclosures, including, without limitation, claims under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which claims are hereby released and discharged in all respects.

(d) The Purchaser is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the Purchaser is able to bear the high economic risk of an investment such as an investment in the Shares and the Additional Shares.

(e) The execution, delivery and performance of this Agreement and the applicable collateral agreements contemplated herein (the “Collateral Agreements”) by Purchaser, and the consummation of the transactions contemplated hereby and thereby do not and will not:

(f) conflict with or result in a breach or violation of any provision of any organizational documents of Purchaser;

(ii) violate, or result in a breach of, or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of, any obligation under, or give rise to a right by any third party to terminate or amend its obligations under, any contract relating to the Assets, or result in the creation of any encumbrance upon any of the Assets, which would have a Material Adverse Effect;

(iii) violate any applicable law of any governmental body having jurisdiction over Purchaser or the Assets, which would have a Material Adverse Effect.

“Material Adverse Effect” shall mean means any change, event, occurrence, fact or condition that is, or is reasonably likely to be or become, materially adverse to (a) the Assets, (b)  the enforceability of, and the rights of Seller under, the contracts with respect to the Assets which are material to the operations of the Assets, or (c) the ability of Purchaser to consummate the transactions contemplated by this Agreement and the Collateral Agreements or to perform its obligations hereunder or thereunder, respectively, provided, however, that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (i) conditions, changes or effects that generally affect any of the industries or markets in which Purchaser or Seller, as the context requires, operates, or the United States economy or securities or financial markets in general, (ii) any formal change by a governmental body in the interpretation of any applicable law that takes effect after the date of this Agreement, or (iii) any change resulting from compliance by Purchaser with the terms of, or the taking of any action contemplated or permitted by, this Agreement.

(g)   (i) the Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the business in the manner presently operated by Purchaser; and

(ii) Purchaser has good and valid title to, or a valid leasehold interest or license in, all of the Assets, free and clear of any encumbrances, and has the full right to sell, convey, transfer, assign and deliver all of the importing and distribution rights with respect to the Assets to Seller at the Closing, free and clear of all encumbrances.

(h) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of entering into the transactions contemplated herein, and acknowledges that the purchase of the Shares and the transactions contemplated herein involves a high degree of risk.

(i) Purchaser represents and warrants that no person is entitled to receive a finder’s fee from Seller in connection with this Agreement as a result of any action taken by the Purchaser or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the seller, its employees, and affiliates, in the event of a breach of the representation and warranty.  This representation and warranty shall survive the Closing.

4.           Representations and Warranties of the Seller.  Seller hereby makes the following representations and warranties to the Purchaser, which may be relied on by any subsequent purchasers of the Purchaser’s capital stock and their counsel:

(a) Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder (subject to an increase in authorized shares of the Seller).  No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties.  There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(c) Except as disclosed in Seller’s public filings with the Securities and Exchange Commission, there are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

(d) The Seller is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

6.           Covenants.

(a) Upon the acquisition of the Rights, in the event of a sale of the Purchaser or any of its affiliates that results in the Seller losing their distributions rights to the Rights as contemplated herein, Seller shall be compensated by Purchaser in the amount of one (1) times the annual gross profit of all such lost brands related to the Rights. In the event that the Purchaser or any of its affiliates loses their rights to license the Rights to Seller within two (2) years after the Closing Date, then the Purchaser shall be obligated to replace such lost product with a brand of equal revenue or return half of the Shares related to such lost brand back to the Seller, as the parties shall determine if applicable.

(b) The Seller will use its best efforts to increase the number of its authorized shares from 500,000,000 to 900,000,000 after the Closing Date in order to effect the issuance of the Additional Shares (the “Increase in Authorized Shares”).

(c) Upon the completion of the purchase of the Shares and the Additional Shares and until one (1) year from the date hereof, Seller shall not issue any additional shares of the Company without the prior written consent of the Purchaser, which shall not be unreasonably withheld; provided, however, that the Seller shall be allowed to issue Exempt Issuances without the prior written consent of the Purchaser.

For the purpose of Section 6(b), “Exempt Issuances” means the issuance of (a) shares of common stock or options to employees, officers, directors or consultants of the Seller pursuant to any stock or option plan duly adopted for  such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) securities upon the exercise or exchange of or conversion of any securities issued to certain employees of Seller in connection with deferred salary owed to such employees as of the date hereof, (d) securities issued in the aggregate amount of approximately 200,000,000 share of common stock of Seller (the “Debt Satisfaction”), and (e) shares of common stock of Seller to members of management such that management shall own 35% of the issued and outstanding of Seller pursuant to the terms of Section 6(i).

(e) Federico G. Cabo, Leonard Moreno, Richard F. Cabo, and Federico G. Cabo shall join the board of directors of the Seller upon the consummation of the purchase of the Shares.

(e) J.Patrick Kenny, Brian Kenny, and Charles Davidson (“Management of Seller”)
intend to enter into employment agreements agreeable to by both the Purchaser and Management of Seller, provided, however, that the Management of Seller shall remain employed with the Seller for up to five (5) years but no less than three (3) years.

(f) The Seller shall use its best efforts to effect a 100 to 1 reverse split, or whatever ratio mutually agreed to by the parties (the “Reverse Split”) of its common stock within one hundred twenty (120) days after completion of the purchase of the Shares and the Additional Shares.

(g) The Seller shall deliver the accounting of the NOL carry forward.

(h) The Purchaser shall use its best efforts to settle outstanding liability with the following debt holders: (i) Asher, and/or (ii) Fairhills.

(i) Upon the completion of (i) the Increase in Authorized Shares, (ii) the issuance of the Shares and the Additional Shares, (iii) the Debt Satisfaction, and (iv) the Reverse Split, the Seller shall issue such number of shares of common stock of the Seller required such that: (w) the Purchaser shall own 49%, (x) management of Seller shall own 35% and such shares shall be issued as directed by J. Patrick Kenny,  (y) Federico G. Cabo or his designee(s), shall own 2.5%, and (z) Tim Owens or his designee(s) shall own 2.5%, of the number of shares issued and outstanding of the Seller at such time.

7.             Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

8.             Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c).  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. A copy of any such notice shall also be delivered to Darrin Ocasio, Esq., Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10016.

(d) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 10(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l) Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement.  Each party recognizes and acknowledges that counsel to the Company has represented other shareholders of the Company and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER: DRINKS AMERICAS HOLDINGS, LTD.

By: /s/ J. Patrick Kenny
       Name: J. Patrick Kenny
       Title: President and CEO

PURCHASER:  WORLDWIDE BEVERAGE IMPORTS,  LLC.

By: /s/ Richard F. Cabo
       Name: Richard F. Cabo
       Title: Managing Member

By: /s/ Federico G. Cabo
Name: Federico G. Cabo, individually, with respect to Sections 3(a), (b), (c), (d), (h) and (i)

By: /s/ Tim Owens
Name: Tim Owens, individually, with respect to Sections 3(a), (b), (c), (d), (h) and (i)

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

EXHIBIT A

EXECUTION VERSION

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT made as of the 27th day of June, 2011 by and between Drinks Americas Holdings, Ltd., a Delaware corporation, having its principal place of business at 372 Danbury Road, Suite 163, Wilton, CT 06897 USA ("Drinks") and Worldwide Beverage Imports, LLC., a limited liability company organized and existing under the laws of Nevada having its principal place of business at 4101 Whiteside Street, Los Angeles, California 90063 ("WBI").

WHEREAS, WBI is a producer, licensor, and owner of beverages, both spirits, beers, and non alcoholic brands;  and

WHEREAS, Drinks has marketing and distribution and sales management expertise and access to a distribution network in the Territory for such Beverages; and

WHEREAS, WBI has agreed to transfer, assign, and deliver to Drinks certain importing and distribution rights of the Beverages in the Territory pursuant to that certain Stock Purchase Agreement, dated as of June 27, 2011, by and among Drinks and WBI (the “SPA”);

NOW, THEREFORE, in consideration of the agreements and covenants set forth below, the parties mutually agree as follows:

1.           Definitions.

(a)           “Products” shall mean, collectively, Beverages that are Brands, Drinks-Brands and Private Label Brands.

"Brands" shall mean all finished bottled products sold under the brand names listed in Schedule A and such other new Products or brands of WBI as to which Drinks exercises its option rights pursuant to Section 10 hereof.

“Drinks-Brands” shall mean new products and brands developed or distributed by Drinks and produced or owned by WBI.  Drinks will source all products under this agreement from WBI. To the extent possible and where WBI can offer competitive production costs, Drinks will attempt to source production of products it owns or distributes separately at WBI’s production facilities; particularly for markets located geographically close to the production plants.

“Private Label Brands” shall mean brands packaged by WBI for sale exclusively to, and bearing trademarks of, individual national retail accounts in the Territory.

(b)           "Territory" shall mean: the “Exclusive Territory” which shall mean all states East of the Mississippi and all duty free shops therein and flights and vessel cruises originating therefrom; and the “Non-Exclusive Territory” which shall mean all the provinces of Canada, the US Virgin Islands, Puerto Rico, and all other United States Territories and Possessions, including duty free shops and U.S. military bases located therein.

(c)           “Trademarks” shall mean the trademarks listed in Schedule B and all other trademarks, brand names and logo designs used on or in connection with the Products.

(d)           "Initial Term" shall mean the period commencing June 27, 2011 and continuing until June 27, 2026

(e)           "Renewal Term" shall mean the period commencing the first day following the end of the Initial Term or any prior Renewal Term and continuing for ten (10) years thereafter.

(f)            "Contract Year" shall mean the twelve (12) month period

commencing from the date of this Agreement to the following calendar year.

(g)           For finished bottled products "Case" shall mean a physical carton of sealed product.

2.           Appointment.

(a)           WBI hereby appoints Drinks and Distributor as the exclusive importer and distributor of the Products for the Territory (consistent with the exclusivity set forth in Section 1(b), above).

(b)           Drinks hereby accepts appointment as importer of the Products for the Territory and shall, during the term of this Agreement, use all reasonable efforts to distribute the Products throughout the Territory.

(c)           Drinks shall coordinate its activities of importing and distributing the Products in the Territory.  Drinks and WBI will work together to devise methods of operation in order to expedite the production, shipment, handling and distribution of Products.

(d)           Upon the consummation of the transactions contemplated under the SPA (the “Closing”), and in furtherance of the aforementioned appointment, WBI and Drinks shall enter into a License Agreement for spirits in the form attached hereto as Exhibit A, or a License Agreement for beer in the form attached hereto as Exhibit B, as applicable.

3.           Duration.

(a)           The term of this Agreement shall be the Initial Term, unless sooner terminated in accordance with Section 13, and shall include any Renewal Term provided renewal occurs in accordance with Section 3(b).

(b)           Provided this Agreement is otherwise still in effect at the end of the Initial Term or any Renewal Term, this Agreement shall be automatically renewed for an additional Renewal Term of ten (10) years.

4.           Terms of Sale and Payment.

(a)           Delivery of Products produced by WBI to Drinks shall be FOB Drinks’ carrier at the prices set in accordance with Schedule C, and as amended hereafter from time to time pursuant to Section 4(b) below.  Payment shall be made in U.S. dollars to a bank designated by WBI. Payment for the first two (2) deliveries of each of the Products shall be due one hundred twenty (120) days from the date of the bill of lading, and payment for all deliveries of Products thereafter shall be due ninety (90) days from the date of the bill of lading.  [Provided, however, that until such time as Drinks achieves $1 million (USD) in working capital (current assets minus current liabilities), Drinks may delay payment for Product delivered; paying thereafter within ninety (90) days.  For bills of lading issued on or after the establishment of the above working capital level, payment is due ninety (90) days for the first year, seventy five (75) days for the following year and, thereafter, sixty (60) days from bill of lading.

(b)           WBI may increase the prices of the Products upon not less than one hundred twenty (120) days' prior written notice to Drinks.  WBI agrees to refrain from any price increases during the first eighteen (18) months of this Agreement.  Thereafter, WBI shall not increase prices of any brand more than once in any six month period and only to the extent that WBI has incurred increased variable costs for raw materials, packaging or direct labor.  Any orders for Products placed by Drinks prior to the effective date of the increased price shall be purchased at the price in effect prior to the increase.  WBI recognizes the need for the Products to be priced competitively at wholesale, retail and consumer levels.

5.           Marketing, Advertising and Management.

(a)           WBI shall provide budgets for the marketing, advertising and promotion of the Products. Drinks shall be responsible for the creation, development and implementation of all marketing, advertising, promotional, and sales efforts for the Products within the budgets provided by the WBI and mutually agreed upon by the parties.  Drinks shall confer with WBI to ensure that Product campaigns reasonably are aligned with WBI’s uses of the Trademarks outside the Territory.  At least once per Contract Year, Drinks shall review with WBI, Drinks' plans for the following Contract Year and the proposed budgets for brand marketing and promotion.

(b)           Upon the Closing, the Drinks agrees that its Executive Board shall be comprised of three of the following designee(s) of WBI with an additional party having board observation rights. The Board shall be comprised of no less than 7 members:

(i)	Federico G. Cabo;
(ii)	Richard F. Cabo;
(iii)	Leonard Moreno; and
(iv)	Federico G. Cabo, Jr.

6.           Packaging.

(a)           WBI shall be responsible for costs of packaging

changes for Products as well as new product development costs.  Such changes shall be by mutual agreement.  WBI’s consent will not be unreasonably withheld.

(b)           At the time of product/packaging development, in addition to English, Drinks shall advise WBI as to the other languages that the labels on Products should be in.

7.           Representations and Warranties of Drinks.  Drinks represents,

warrants and covenants to WBI as follows:

(a)           Drinks will acquire federal, state or local licenses or permits that might become necessary, if any, to conduct its business as an importer of the Products and to engage in the transactions intended by this Agreement or Drinks will coordinate with existing distributors and Drinks to manage and represent the products.

(b)           Drinks shall provide distributor and broker networks and retail account coverage within the Territory.

(c)           Drinks shall conduct its activities under this Agreement in accordance with local, state and federal laws and regulations regarding the sale of the Products.

(d)           Drinks shall monitor its customers' inventories of the Products to ensure that quantities are adequate to service the requirements of the markets in the Territory.  Drinks shall promptly deliver, or arrange for direct import shipments of the Products, to its customers in the Territory in accordance with good business practice and local custom.

(e)           Drinks has the authority to enter into and carry out its obligations under this Agreement.

(f)           Drinks shall not sell or otherwise transfer any of the Products to any distributor located within the Exclusive Territory whom Drinks knows, or has reason to believe, will, either directly or indirectly, sell or otherwise transfer the Products outside of the Territory.

8.           Representations and Warranties of WBI.  WBI represents,

warrants and covenants to Drinks as follows:

(a)           WBI has the authority to enter into and carry out its

obligations under this Agreement.

(b)           The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not act as a breach of any agreement or understanding to which WBI is a party.

(c)           WBI has the right to designate and appoint the Drinks as importer and distributor or sales agent for the current importer and distributor of the Products in the Territory where legally possible.  WBI shall cause any previously designated distributor for the Exclusive Territory to relinquish and surrender any and all such rights, and to require such distributor to execute a transitional service agreement with Drinks.

(d)           The Products sold to Drinks under this Agreement shall be merchantable and fit for human consumption.  The Products shall be manufactured, packaged and labeled in conformity with applicable U.S. federal, state and local laws, rules and regulations and, specifically, the rules and regulations of the Food and Drug Administration.  Samples of the Product have been provided to Drinks.  All shipments of the Products shall conform to any samples provided.

(e)           WBI shall maintain an adequate inventory of the Products with which to supply Drinks.  WBI shall accept all orders reasonably submitted by Drinks, with shipment to follow not later than fifteen (15) days from receipt of an order, unless excused by Section 16 below, or as otherwise agreed upon by the parties.

(f)           WBI shall use its best efforts to prevent the sale of unauthorized shipments of the Products into the Exclusive Territory by entities or persons other than Drinks.  In this regard, WBI shall not sell or otherwise transfer any of the Products to any distributor located outside the Exclusive Territory whom WBI knows, or has reason to believe, will, either directly or indirectly, sell or otherwise transfer the Products into the Exclusive Territory.

(h)           Subject to the provisions of Sections 8 and 10 below and in all events with the full right to select counsel and supervise the legal and any settlement processes, WBI shall defend, indemnify and hold harmless Drinks from and against any and all damages and liability, costs or expenses, including attorneys' fees, it may incur as a result of product liability, trademark infringement, product recall, breach of contract or other action relating to breach of warranty or representation by WBI.

9.           Product Liability and Returns.

(a)           During the term of this Agreement, WBI shall maintain, in full force and effect, general liability insurance with product hazard coverage regarding the sale of the Products by Drinks in the Territory in an amount of not less than two million dollars [($2,000,000)] aggregately and one million dollars [($1,000,000)] for single accident occurrence.  WBI's insurance shall be written by companies licensed to do business in the United States and shall contain a broad form vendor's endorsement inuring to the benefit of Drinks.  WBI shall, on an annual basis, furnish to Drinks a certificate confirming such coverage.

(b)           Any Products not merchantable due to quality deficiencies,

packaging problems or errors committed by WBI or its suppliers, may be returned to WBI at WBI's cost, for full credit or replacement, provided that notice of such defect, if patent, is given to WBI within two (2) months of receipt of shipment of the Products and, if latent, within three (3) months after Drinks' knowledge of the defect.  WBI shall not be obliged to issue a credit for any Products that have been rendered un-merchantable by inordinate delays in shipping, improper handling or other negligent acts on the part of Drinks or its customers.  Notice of un-merchantable Products shall be given to all parties upon receipt of such information.

            10.         Refusal Rights.

(a)           During the term of this Agreement, Drinks shall have the right to accept or decline the introduction, entry or re-entry into the Exclusive Territory of any new item, product, product line extension or other Beverages of WBI, excepting those specific Products set forth on Schedule “A”.

(b)           Beverages accepted by Drinks shall become Products and be deemed included on Schedule “A”.

(c)           In the event Drinks should decline such Beverage(s), WBI shall not enter into any agreement with a third party to, nor shall it directly or indirectly itself, introduce or sell such Beverage(s) into or within the Territory without the consent of Drinks, which as to Beverages dissimilar to Products, shall not be unreasonably withheld.

11.         Tender Rights.

(a)           The change in control, through sale merger, acquisition or other method of twenty (20%) percent or more of the equity or voting rights of WBI or the entry by it into an agreement to effectuate the same or the entry by it into an agreement with an entity that, directly or indirectly, is a competitor to Drinks is a “Triggering Event”.

(b)           Upon the occurrence of a Triggering Event, at the sole option of Drinks, Drinks shall have the right to tender its exclusive distribution rights and obligations under this Agreement to WBI and WBI shall accept such tender and compensate Drinks for such rights pursuant to the formula set forth in Schedule “D”, hereto.

12.         Trademarks, Copyrights.

(a)           WBI represents and warrants that it has the exclusive and unrestricted right to use on Products the Trademarks and/or brand names and to sublicense non-exclusive use of marks applied to Private Label Brands in the Territory.  WBI shall immediately take all appropriate steps to register and/or maintain the registration of the Trademarks in the Territory and shall undertake to protect the Trademarks from acts of any third-party infringers.

(b)           WBI hereby grants to Drinks a license (exclusive, as to the Exclusive Territory) to use the Trademarks and a non-exclusive sublicense to use Private Label Brand marks in the Territory for the Initial and each Renewal Term of this Agreement for the purpose of the marketing, sale, promotion and distribution of Products.

(c)           Drinks recognizes, acknowledges and agrees that, by its execution or performance of the terms of this Agreement, it obtains no interest, legal, equitable or whatsoever, in any of the trademarks, trade names, copyrights, brand names, labels and the like of WBI, its suppliers or any of their affiliated companies;

(i)	That they are owned exclusively by WBI, its suppliers or any of their affiliated companies; and

(ii)	Any good will or benefit derived from the use of such by the distributor shall inure solely to the benefit of WBI or its affiliated companies.

(d)           Drinks agrees to notify WBI in the event it becomes aware of any infringement upon the Trademarks or Copyrights by third parties and to cooperate with WBI in all efforts to protect the Trademarks or Copyrights and/or prosecute infringers. WBI shall be responsible for all legal expenses incurred in seeking such protection.

(e)           In the event Drinks notifies WBI of an alleged infringement by a third party and WBI declines to undertake to enforce its trademark or copyright rights, upon written request from the Drinks, WBI shall provide Drinks with any authorizations necessary in order that the Drinks may protect the Trademarks or Copyrights, as applicable, at WBI’s expense.

13.         Termination.

(a)           WBI may terminate this Agreement prior to its expiration,

without compensation to Drinks, by giving notice to the Drinks for any of the following reasons:

(i)	Drinks has been determined by an arbitration panel

pursuant to Section 15 below to have been guilty of gross mismanagement in carrying out its responsibilities pursuant to this Agreement and Drinks has not remedied said deficiencies within ninety (90) days following the issuance of the arbitration decision. For purposes of this provision, “gross mismanagement” shall include: repeated failure to pay for Product within 120 days of invoice and no dispute exists as to the amount of such invoices.

(ii)	Insolvency of Drinks.

(b)          Drinks may terminate this Agreement prior to its expiration by giving notice to WBI for any of the following reasons:

(i)	WBI has failed to honor any commitment regarding

sales, delivery, credits, allowances, returns, packaging quality or product quality, and that such failure has continued for a period of ninety (90) days after written notice to WBI.

(ii)	WBI has failed to fulfill any other material term or

condition of this Agreement and has not remedied this failure after ninety (90) days' notice thereof and there is no bona fide dispute that a material breach has occurred.

(iii)           WBI has changed ownership through a sale, merger, acquisition or other change in equity control within two (2) years of the execution of this Agreement without the prior written approval of Drinks.

14.         Events Following Expiration or Termination.

(a)           Upon the expiration or termination of this Agreement, the

following shall occur:

(i) With the exception of Drinks’ rights under Sections 11(b) and 13(a)(ii), which rights shall survive the expiration or termination of this agreement, all rights, licenses and privileges granted to Drinks under this Agreement shall immediately cease and terminate;

(ii)  Drinks shall discontinue the use of the Trademarks except for the purpose of liquidating remaining inventory subject to subsection 14(a)(iii) below; and

(iii)   WBI shall, within thirty (30) days following termination or expiration, repurchase and provide for transfer of any and all saleable containers of the Products and all point-of-sale material for the Products then owned by Drinks at its laid-in cost plus transfer and handling charges including freight, warehousing, insurance and Customs duties.

(b)           Any indebtedness of either party to the other party not already due shall become immediately due and payable as of the expiration or the effective date of termination of this Agreement.  In no event shall either party be liable for any debts of the other party to its customers or other creditors.

15.         Choice of Law and Disputes.

The rights and obligations of the parties under this agreement shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods, but instead, shall be construed and enforced in accordance with the laws of the State of New York in the United States of America without giving effect to principles of conflict of laws.  In the event any disagreement or dispute between the parties arises under or out of this Agreement, such disagreement or dispute shall be submitted to Judicial Mediation Services, Inc., a professional mediating service consisting of retired Federal and State judges ("JAMS") or a mutually agreed upon dispute resolution service.  The arbitration shall be conducted in accordance with the rules of JAMS or such other dispute resolution service as might be agreed upon and shall be held in New York, New York.  Any award made by JAMS or such other dispute resolution service as might be agreed upon shall be binding upon the parties and may be enforced in any court having jurisdiction over a party.  Arbitration shall be the exclusive remedy for breach of this Agreement by either party.  The parties shall share equally all costs of arbitration other than representation by counsel which shall be at each party's own expense.

16.         Miscellaneous.

(a)           All notices or consents provided for by this Agreement shall be in writing and shall be delivered by hand or registered or certified mail to the party to whom notice or consent is to be given at the address set forth above.  Such notice may be given by facsimile but a confirming copy must be delivered by hand or registered or certified mail.  The date of delivery of the written confirmation will be considered the effective date of delivery of notice.

(b)           This Agreement represents the entire agreement between the parties, supersedes all their prior oral or written agreements or understandings relating to this specific subject matter, and shall not be changed except by a further written agreement or a written amendment to this Agreement executed by both parties. No waiver of any term, condition or covenant of this Agreement shall be binding and effective unless the same shall be in writing and signed by all the parties hereto.  This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors and legal representatives.

(c)           The failure by either party to exercise any of its rights under this Agreement shall not be construed as a waiver of such rights.  Any such failure shall not preclude the exercise of such rights at any later time.

17.         Force Majeure.  If any party is prevented from performing any of its obligations hereunder by an occurrence beyond its reasonable control such as, but not limited to, terrorism, acts of God, fire, flood, war, insurrection, government regulations, raw material shortage, strikes, or lack of common carrier facilities, then the affected party shall be excused from performance for so long as such occurrence exists.

18.         Severability.  If any term of this Agreement is in violation of, or prohibited by, any applicable law or regulation, such term shall be deemed as amended or deleted to conform to such law or regulation without invalidating or amending or deleting any other term of this Agreement.

19.         Assignment.  Neither party may assign this Agreement without the prior written consent of the other party which cannot be unreasonably withheld.  Any purported assignment without such consent shall be null and void.

20.         Notice.  Any required notices pursuant to this Agreement shall be sent to:

For Drinks:	Drinks Americas Holdings, Ltd.

372 Danbury Road, Suite 163

Wilton, CT 06897

Attention: J. Patrick Kenny

with copy to:	Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10016

For WBI:	Worldwide Beverage Imports, LLC.

4101 Whiteside Street

Los Angeles, California 90063

Attention: Richard F. Cabo

with copy to:

21.         Relationship of the Parties.  The parties acknowledge that no joint venture has been created by this Agreement and that neither party can take any action that is legally binding on the other party without the prior consent of the party to be charged.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed on the day and year first above written.

WORLDWIDE BEVERAGE IMPORTS, LLC.

By:_________________________________________

      Name: Richard F. Cabo

      Its: Managing Member

DRINKS AMERICAS HOLDINGS, LTD.

By: ________________________________________

      Name: J. Patrick Kenny

      Title: President and CEO

EXHIBIT A

EXECUTION VERSION

LICENSE AGREEMENT

(Spirits)

This License Agreement is made this June 27, 2011 by and between Worldwide Beverage Imports, LLC., a Nevada limited liability company, with offices at 4101 Whiteside Ave., Los Angeles, CA 90063, the licensor ("WBI") and Drinks Americas Holdings, LTD., a Delaware corporation with offices at 372 Danbury Road, Wilton CT, 06997, the licensee ("Drinks").

1. TERM

This License Agreement (Agreement') shall commence on the date of acceptance of the Agreement by WBI and shall remain in full force and effect for a period of Fifteen (15) years with One (1) Ten Year Option subject to minimum yearly sales requirements set forth as follows:

(a)	Year 1 minimum sale requirement is $500,000 gross purchases by Drinks per year;

(b)	Year 2 through 10 minimum sales requirement is $1,000,000 gross purchases by Drinks per year;

(c)	Year 11 through 20 (option years) minimum sale requirement is $1,500,000 gross purchases by Drinks per year.

2. GRANTING OF LICENSE

Subject to the terms and conditions of this Agreement, WBI hereby grants Drinks an assignable right to utilize, sell, or resell WBI Product as specified in Schedule “A” hereof and pertaining only to a geographic area specified in the same.

3. LICENSEE'S DUTIES

Drinks shall provide the following:

(a)
Sales Resources: Drinks agrees, as a material condition of this license agreement, that Drinks shall devote a major portion of its time and effort towards the utilization, sale, implementation and distribution of WBI Products.

(b)
Promotion: Drinks shall use its best efforts to promote and market WBIs Product Line. Drinks shall be responsible for the creation, development and implementation of all marketing, advertising, promotional, and sales efforts for the WBI Products.  Drinks shall confer with WBI to ensure that WBI Product campaigns reasonably are aligned with WBI’s uses of the Trademarks outside the territory.  At least once during a contract year, Drinks shall review with WBI, Drinks' plans for the following contract year.

(c)	Demonstration Capability: Drinks shall provide and maintain space, equipment and personnel to properly Showcase, Market and Ship worldwide WBIs, Products.

(d)
Obtaining Proper Orders: Drinks shall not misrepresent or overstate or in any other manner commit WBI to any product liability outside of normal retail sales, performance responsibility or delivery changes based on availability of raw supplies, delivery dates or terms or conditions of sales not previously agreed to in writing by the WBI.

(e)	Knowledge of Product Line: Drinks shall keep itself and its staff current and well informed on WBI Products.

(f)
Forecasts: Drinks shall provide WBI with periodic forecasts of anticipated sales, near and long term Product requirements, distributor reports and statistics as WBI may, from time to time, reasonably require.

(g)
Insurance: Drinks shall be obligated to insure all shipments F.O.B. the WBIs facilities in an amount to be designated by the WBI on a per shipment basis with WBI as beneficiary under said policy of insurance.

4. USE OF TRADEMARK

WBI hereby grants Drinks the exclusive right to use and display WBIs trademarks, service marks, and trade names which are applicable to WBI Products. Drinks will not alter, remove, or modify any of WBI's Names or Marks as they appear on WBI Products or use same in any manner other than in accordance with WBI instructions. Drinks will not use any of WBIs Marks as part of its corporate, trade or other business name.

5. PRICES

Purchase prices for WBI Products shall be as mutually agreed upon in advance, in writing.  Change in pricing will be subject to a 60 day written notification.

6. PRICE CHANGES

(a)
In the event of a published price reduction, all orders already accepted by WBI and any orders which are to be delivered after the effective date of the price reduction will be invoiced at the new lower price.

(b)
In the event of a price increase, all orders already accepted by the WBI or new orders received by WBI within sixty (60) days from the effective date of the price increase shall be invoiced at the old price providing all such orders are shipped no later than sixty (60) days from the effective date of the price increase.

7. PURCHASES FROM OTHER PARTIES

Drinks shall not purchase from any other source other than WBI, any of the WBI’s Product.

8. PAYMENT

Terms are net 90 days from date of invoice for the first order, 60 days for the second order and net 45 thereafter. If Drinks defaults in any payment due to WBI or if Drinks' financial condition at any time seems to WBI inadequate to warrant further shipments, WBI reserves the right to cancel any order or delay any shipment to Drinks or to require payment in advance of any shipment until such default is cured.

9. LICENSEE'S ORDERS

Drinks shall order products from WBI by written order. Drinks shall make its best efforts to place all orders with a minimum sixty (60) day lead time prior to shipment. Orders shall be as specific as possible. WBI shall make its effort to meet Drinks’ delivery requirements. WBI shall not be in default if said default results from fire, explosion, strike, freight embargo, war, civil insurrection, flood, earthquake, weather, or any other Act of God or such acts as considered as force majeure acts or for any reason resulting from any default of any kind, including failure of its vendors to supply parts on a timely basis outside its reasonable control. WBI shall not be liable at any time for any incidental, special, or consequential damages.

10. PRODUCT ACCEPTANCE

Drinks is responsible for testing all WBI's products promptly upon receipt to determine if any deficiencies exist. In the event of such deficiencies, Drinks shall promptly notify WBI for mutual determination of subsequent action based on the severity of the deficiencies. The absence of any such notification within thirty (30) business days after the receipt of Product shall be deemed as notice that the Product was received in and accepted in proper working order.

11. SHIPMENT

All shipments of Product hereunder shall be made F.O.B WBIs plant principal business location and liability for loss and /or damage in transit or thereafter shall pass to Drinks upon the WBI’s delivery of Product to a common carrier or agent for shipment. Drinks shall bear all costs for transportation and handling and if prepaid by WBI, Drinks shall reimburse WBI accordingly.

12. CHANGES IN LICENSOR'S PRODUCTS

WBI reserves the right at any time to change the specifications or design of any WBI's products covered under this Agreement or to add new or different Products or to discontinue any Product upon ninety (90) days written notice by the WBI.

13. RELATIONSHIP OF THE PARTIES

Drinks is an independent contractor. Nothing in this Agreement will be deemed or construed to create an agency, partnership, joint venture or employment relationship between WBI and Drinks. Drinks will, under no circumstances, represent itself directly or by implication, as to a WBI agent or employee, nor will Drinks purport or attempt to bind WBI to any liability or obligation whatsoever. Nothing contained herein will impose any liability on WBI in connection with the operation of Drinks' business, or for any expenditure, obligation or liability incurred by Drinks in performing or preparing to perform, any of its obligations under this Agreement. The credit risk with respect to sales or leases by Drinks to its customers will be borne by Drinks, and the collectability of any amount due Drinks will in no respect eliminate, reduce or otherwise affect ant obligation of Drinks to WBI. Furthermore, Drinks acknowledges that WBI may distribute licensor's product through WBI’s affiliated divisions.

14. CONFIDENTIALITY OF DATA

It is expressly understood and agreed that all data furnished to Drinks by WBI or any information or data regarding customers or data provided by Drinks to WBI and such data as may be provided by one to the other regarding and including that required for the proper Manufacturing, Product Sourcing, Sales, Marketing, Distributor Database or Shipping, constitutes a valuable proprietary product and trade secret of WBI or Drinks, as the respective party providing such data has divulged. Providing such material, under any circumstances, shall not constitute a grant of any right of reproduction, manufacturing, distributing, resale, re-licensing except as later set forth or ownership in any manner whatsoever. Both Drinks and WBI agree that:

(a)
To observe complete confidentiality with regard to all aspects of such data including, without limitation, agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, any such data in any form whatsoever. Such disclosure or access shall only be permitted to an employee of WBI or Drinks as the case might be of the hardware, software or other technical information as permitted and on the terms and conditions defined in Paragraph 19.01 of this License Agreement;

(b)
To ensure that both WBI and Drinks and their respective employees, agents, representatives, independent contractors, customers, sub-contractors or sub licensees and business invitees and guests are advised of the confidential nature of such data and to insure by agreement or otherwise that they are prohibited from copying or revealing, for any purpose whatsoever, the contents of the data;

(c)	Not to alter or remove any copyright or proprietary rights notice of identification which indicates WBIs ownership from any part of any confidential data, including software;

(d)
Each respective party agrees to notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of any such data of which either WBI or Drinks has knowledge by any person or entity other than those authorized;

(e)
Each respective party agrees to take any and all actions reasonably necessary or desirable to ensure continued confidentiality and protection of all such data and to prevent access to such data by any person or entity not authorized by this section.

Should this Agreement terminate for any reason (including without limitation', breach by Drinks of any of its obligations hereunder), the confidentiality provisions of this Agreement shall survive the termination of this Agreement and shall continue to be binding upon both Licenser and Drinks.

15. TERMINATION OF THIS AGREEMENT

If either party breaches a material provision of this Agreement and fails to cure such violation within thirty (30) days after written notice of breach has been mailed by the other party, this Agreement shall terminate. Upon termination, the terms and conditions herein will continue to apply to WBI Products owned by Drinks. If any outstanding debts are owing to either party by the other, these amounts shall become due and payable immediately.

A.	Drinks’ Default

If any of the following events occur. Drinks shall be in default and WBI shall have the right to immediately terminate this Agreement upon written notice to Drinks.

(i)
If Drinks ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;

(ii)
All or substantially all of Drinks' assets or capital stock are transferred to a third party, or a change of control or management of Drinks occurs which is unacceptable to WBI (notwithstanding the foregoing, WBI shall not unreasonably find such change to be unacceptable);

(iii)	Drinks ceases to carry on the business of a Drinks in WBI Products;

(iv)	Drinks transfers or attempts to transfer any right or obligation hereunder without WBI’s prior written consent; or

(v)	Drinks does not comply, after notice from WBI, with the terms of paragraph 3.1 of this Agreement.

B.	WBI's Default

If any of the following events occur, WBI shall be in default and Drinks, at its option, shall have the right to terminate this Agreement upon thirty (30) days written notice to WBI.

(i)
WBI ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy , permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;

(ii)
All or substantially all of WBI’s assets or capital stock are transferred to a third party, or a change of control or management of WBI occurs which is unacceptable to Drinks (notwithstanding the foregoing, Drinks shall not unreasonably find such change to be unacceptable);

(iii)
WBI transfers or attempts to transfer any right or obligation hereunder without Drinks’ prior written consent, within the geographic region to which this license applies or as part of the intellectual property right owned by the WBI in the event the WBI transfers or sells its business in total; or

(iv)	WBI has not met its obligations for product performance or delivery.

C.	Obligations on Termination.

Upon termination of this Agreement for any reason whatsoever, Drinks and WBI shall perform each and all of the following obligations, all of which shall survive such termination:

(i)	Drinks shall immediately pay to WBI all sums owed by Drinks to WBI;

(ii)	Drinks shall discontinue the use of any WBI Trade or Service Marks;

(iii)
Drinks will promptly refer to WBI the details of any verbal or written inquiries Drinks may receive regarding any of WBIs Products, and, in the case of written inquiries, will provide copies thereof to WBI;

(iv)
Drinks shall do all other things as WBI may reasonably request for the purpose of terminating Drinks' business and contractual arrangements with WBI and effecting an orderly transition of sales and/or service from Drinks to WBI.

16. NOTICES

Any notice required or permitted by this Agreement shall be in writing. All notices from WBI to Drinks or Drinks to WBI shall be sent by registered or certified mail to the addresses specified above or at such addresses as WBI and/or Drinks shall substitute by subsequent notice.

17. FINANCIAL INFORMATION

Drinks agrees to supply WBI, at WBI's request, its most recent financial information, such as balance sheets, profit and loss, statement of changes on financial position and statement of capital, within the context of its public reporting. WBI agrees to maintain such financial information on strict confidence and will not release it to any other party.

18. AUTHORITY TO CONTRACT AND PERFORM

Both WBI and Drinks represents that they each respectively have full right and authority to enter into this Agreement and to perform its obligations and that it has not made and will not make any contract or commitment contrary to the terms of this Agreement.

19. ETHICS AND COMPLIANCE LAW

Both WBI and Drinks covenant each with the other, that they will maintain the highest ethical business standards and avoid and refrain from being involved in any activities which may in any manner disparage the WBI of Drinks’ name, Service or Trade Marks, or Products. Furthermore in the conduct of its business, both WBI and Drinks will comply with all applicable Federal, State and local laws, rules and regulations.

20. CHOICE OF LAW

The validity, construction and performance of the Agreement shall be interpreted, construed and enforces according to the laws of the State of New York.

21. ARBITRATION

Except for any controversy or claim arising after either party has become insolvent, bankrupt, enters into a composition with creditors, or has a receiver appointed for any of its properties, any controversy or claim arising out of or relating to this Agreement will be settled by arbitration or mediation in New York, New York in accordance with the rules, then in effect, of the Judicial Arbitration and Mediation Service, its successor or a similar alternative dispute resolution entity. Judgment upon award rendered may be entered in any court of competent jurisdiction. Whichever party prevails will be entitled to recover all of its expenses, cost, and reasonable attorney fees as they relate to the arbitration proceedings, to any litigation or proceeding arising out of or relating to this Agreement to compel arbitration, or to enforce an award.

22. ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement and supersedes and cancels all previous written or verbal Agreements, communications or understandings.

23. BINDING EFFECT

This Agreement binds and insures the benefit of the parties hereto, their respective heirs, representatives, successors or assigns.

24. PARAGRAPH HEADINGS

The paragraph headings in this Agreement are for convenience only, and they have no substantive or interpretive effect.

25. WAIVER

No modification of this Agreement or any waiver of any term or condition hereof shall be effective unless it is in writing and signed by the parties hereto. If either party fails to meet the requirements of ant term of this Agreement or waives any breach hereunder, that failure or waiver will neither prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.

26. PARTIAL INVALIDITY

In the event of the determination that any terms, covenant or condition of this Agreement is of no force or effect, the remaining terms, conditions or covenants contained herein shall not be affected thereby, and the obligations of the parties hereto with respect to the performance of the remaining terms, covenants and conditions shall continue in full force and effect.

27. ASSIGNMENT

This Agreement constitutes a personal contract and Drinks shall have the rights or transfer or assign same or any part thereof with written consent of licensor.  Such consent will not be arbitrarily withheld but transferee must be the same suitability requirements as the original licensee. This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors and legal representatives.

28. INDEMNITY

WBI and Drinks agree to each hold the other free and harmless from any and all claims, damages and expenses of any kind or nature whatsoever: (1) arising from acts of the other; or (2) as a direct or indirect consequence of termination of this Agreement in accordance with its terms.  WBI agrees to hold Drinks free and harmless from any and all claims, damages, and expenses of any kind or nature arising out of any claim of patent or other infringements by a third party as it relates to the use by Drinks of hardware or software supplied to Drinks by WBI.  This indemnification shall be void and of no force or effect if Drinks fails to obey or comply with any reasonably instruction or limitation imposed by WBI.  This section shall inure to the benefit of anyone who buys software or hardware from Drinks that was supplied by WBI.

Space Left Intentionally Blank

IN WITNESS WHEREOF, WBI and Drinks have executed this Agreement the day and year first above written.

Worldwide Beverage Imports, LLC.		Drinks Americas Holdings, Ltd.

Name:	Richard F. Cabo	Name:	J. Patrick Kenny
Title:	Managing Member	Title:	President and CEO
Date:	June 27, 2011	Date:	June 27, 2011

[SIGNATURE PAGE TO LICENSE AGREEMENT – SPIRITS]

SCHEDULE A

PRODUCTS
KAH TEQUILA

A.	Kah Blanco – 750 ml

B.	Kah Blanco – 50ml

C.	Kah Reposado – 750ml

D.	Kah Reposado – 50ml

E.	Kah Anejo -750ml

F.	Kah Anejo -50ml

G.	Kah Extra Anejo -750ml

H.	Kah Extra Anejo – 50ml

GEOGRAPHIC AREA

All US States East of Mississippi River and any States West of the Mississippi as negotiated subsequent to this agreement.

SCHEDULE A

PRODUCTS
AGAVE 99TEQUILA

A.	Agave 99 Silver – 750ml

B.	Agave 99 Silver – 50ml

C.	Agave 99 Reposado – 750ml

D.	Agave 99 Reposado – 50ml

E.	Agave 99 Anejo – 750ml

F.	Agave 99 Anejo - 50ml

GEOGRAPHIC AREA

All US States East of Mississippi River and any States West of the Mississippi as negotiated subsequent to this agreement.

SCHEDULE A

PRODUCTS
ED HARDY TEQUILA

A.	Ed Hardy Silver – 750ml

Or Suitable Private Label.

GEOGRAPHIC AREA

All US States East of Mississippi River and any States West of the Mississippi as negotiated subsequent to this agreement.

EXHIBIT B

EXECUTION VERSION

LICENSE AGREEMENT

(Beer)

This License Agreement is made this June 27, 2011 by and between Worldwide Beverage Imports, LLC., a Nevada limited liability company, with offices at 4101 Whiteside Ave., Los Angeles, CA 90063, the licensor ("WBI") and Drinks Americas Holdings, LTD., a Delaware corporation with offices at 372 Danbury Road, Wilton CT, 06997, the licensee ("Drinks").

1. TERM

This License Agreement (Agreement') shall commence on the date of acceptance of the Agreement by WBI and shall remain in full force and effect for a period of Fifteen (15) years with One (1) Ten Year Option subject to minimum yearly sales requirements set forth as follows:

(f)	Year 1 minimum sale requirement is $500,000 gross purchases by Drinks per year;

(g)	Year 2 through 10 minimum sales requirement is $1,000,000 gross purchases by Drinks per year;

(h)	Year 11 through 20 (option years) minimum sale requirement is $1,500,000 gross purchases by Drinks per year.

2. GRANTING OF LICENSE

Subject to the terms and conditions of this Agreement, WBI hereby grants Drinks an assignable right to utilize, sell, or resell WBI Product as specified in Schedule “A” hereof and pertaining only to a geographic area specified in the same.

3. LICENSEE'S DUTIES

Drinks shall provide the following:

(i)
Sales Resources: Drinks agrees, as a material condition of this license agreement, that Drinks shall devote a major portion of its time and effort towards the utilization, sale, implementation and distribution of WBI Products.

(j)
Promotion: Drinks shall use its best efforts to promote and market WBIs Product Line. Drinks shall be responsible for the creation, development and implementation of all marketing, advertising, promotional, and sales efforts for the WBI Products.  Drinks shall confer with WBI to ensure that WBI Product campaigns reasonably are aligned with WBI’s uses of the Trademarks outside the territory.  At least once during a contract year, Drinks shall review with WBI, Drinks' plans for the following contract year.

(k)	Demonstration Capability: Drinks shall provide and maintain space, equipment and personnel to properly Showcase, Market and Ship worldwide WBIs, Products.

(l)
Obtaining Proper Orders: Drinks shall not misrepresent or overstate or in any other manner commit WBI to any product liability outside of normal retail sales, performance responsibility or delivery changes based on availability of raw supplies, delivery dates or terms or conditions of sales not previously agreed to in writing by the WBI.

(m)	Knowledge of Product Line: Drinks shall keep itself and its staff current and well informed on WBI Products.

(n)
Forecasts: Drinks shall provide WBI with periodic forecasts of anticipated sales, near and long term Product requirements, distributor reports and statistics as WBI may, from time to time, reasonably require.

(o)
Insurance: Drinks shall be obligated to insure all shipments F.O.B. the WBIs facilities in an amount to be designated by the WBI on a per shipment basis with WBI as beneficiary under said policy of insurance.

4. USE OF TRADEMARK

WBI hereby grants Drinks the exclusive right to use and display WBIs trademarks, service marks, and trade names which are applicable to WBI Products. Drinks will not alter, remove, or modify any of WBI's Names or Marks as they appear on WBI Products or use same in any manner other than in accordance with WBI instructions. Drinks will not use any of WBIs Marks as part of its corporate, trade or other business name.

5. PRICES

Purchase prices for WBI Products shall be as mutually agreed upon in advance, in writing.  Change in pricing will be subject to a 60 day written notification.

6. PRICE CHANGES

(p)
In the event of a published price reduction, all orders already accepted by WBI and any orders which are to be delivered after the effective date of the price reduction will be invoiced at the new lower price.

(q)
In the event of a price increase, all orders already accepted by the WBI or new orders received by WBI within sixty (60) days from the effective date of the price increase shall be invoiced at the old price providing all such orders are shipped no later than sixty (60) days from the effective date of the price increase.

7. PURCHASES FROM OTHER PARTIES

Drinks shall not purchase from any other source other than WBI, any of the WBI’s Product.

8. PAYMENT

Terms are net 90 days from date of invoice for the first order, 60 days for the second order and net 45 thereafter. If Drinks defaults in any payment due to WBI or if Drinks' financial condition at any time seems to WBI inadequate to warrant further shipments, WBI reserves the right to cancel any order or delay any shipment to Drinks or to require payment in advance of any shipment until such default is cured.

9. LICENSEE'S ORDERS

Drinks shall order products from WBI by written order. Drinks shall make its best efforts to place all orders with a minimum sixty (60) day lead time prior to shipment. Orders shall be as specific as possible. WBI shall make its effort to meet Drinks’ delivery requirements. WBI shall not be in default if said default results from fire, explosion, strike, freight embargo, war, civil insurrection, flood, earthquake, weather, or any other Act of God or such acts as considered as force majeure acts or for any reason resulting from any default of any kind, including failure of its vendors to supply parts on a timely basis outside its reasonable control. WBI shall not be liable at any time for any incidental, special, or consequential damages.

10. PRODUCT ACCEPTANCE

Drinks is responsible for testing all WBI's products promptly upon receipt to determine if any deficiencies exist. In the event of such deficiencies, Drinks shall promptly notify WBI for mutual determination of subsequent action based on the severity of the deficiencies. The absence of any such notification within thirty (30) business days after the receipt of Product shall be deemed as notice that the Product was received in and accepted in proper working order.

11. SHIPMENT

All shipments of Product hereunder shall be made F.O.B WBIs plant principal business location and liability for loss and /or damage in transit or thereafter shall pass to Drinks upon the WBI’s delivery of Product to a common carrier or agent for shipment. Drinks shall bear all costs for transportation and handling and if prepaid by WBI, Drinks shall reimburse WBI accordingly.

12. CHANGES IN LICENSOR'S PRODUCTS

WBI reserves the right at any time to change the specifications or design of any WBI's products covered under this Agreement or to add new or different Products or to discontinue any Product upon ninety (90) days written notice by the WBI.

13. RELATIONSHIP OF THE PARTIES

Drinks is an independent contractor. Nothing in this Agreement will be deemed or construed to create an agency, partnership, joint venture or employment relationship between WBI and Drinks. Drinks will, under no circumstances, represent itself directly or by implication, as to a WBI agent or employee, nor will Drinks purport or attempt to bind WBI to any liability or obligation whatsoever. Nothing contained herein will impose any liability on WBI in connection with the operation of Drinks' business, or for any expenditure, obligation or liability incurred by Drinks in performing or preparing to perform, any of its obligations under this Agreement. The credit risk with respect to sales or leases by Drinks to its customers will be borne by Drinks, and the collectability of any amount due Drinks will in no respect eliminate, reduce or otherwise affect ant obligation of Drinks to WBI. Furthermore, Drinks acknowledges that WBI may distribute licensor's product through WBI’s affiliated divisions.

14. CONFIDENTIALITY OF DATA

It is expressly understood and agreed that all data furnished to Drinks by WBI or any information or data regarding customers or data provided by Drinks to WBI and such data as may be provided by one to the other regarding and including that required for the proper Manufacturing, Product Sourcing, Sales, Marketing, Distributor Database or Shipping, constitutes a valuable proprietary product and trade secret of WBI or Drinks, as the respective party providing such data has divulged. Providing such material, under any circumstances, shall not constitute a grant of any right of reproduction, manufacturing, distributing, resale, re-licensing except as later set forth or ownership in any manner whatsoever. Both Drinks and WBI agree that:

(r)
To observe complete confidentiality with regard to all aspects of such data including, without limitation, agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, any such data in any form whatsoever. Such disclosure or access shall only be permitted to an employee of WBI or Drinks as the case might be of the hardware, software or other technical information as permitted and on the terms and conditions defined in Paragraph 19.01 of this License Agreement;

(s)
To ensure that both WBI and Drinks and their respective employees, agents, representatives, independent contractors, customers, sub-contractors or sub licensees and business invitees and guests are advised of the confidential nature of such data and to insure by agreement or otherwise that they are prohibited from copying or revealing, for any purpose whatsoever, the contents of the data;

(t)	Not to alter or remove any copyright or proprietary rights notice of identification which indicates WBIs ownership from any part of any confidential data, including software;

(u)
Each respective party agrees to notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of any such data of which either WBI or Drinks has knowledge by any person or entity other than those authorized;

(v)
Each respective party agrees to take any and all actions reasonably necessary or desirable to ensure continued confidentiality and protection of all such data and to prevent access to such data by any person or entity not authorized by this section.

Should this Agreement terminate for any reason (including without limitation', breach by Drinks of any of its obligations hereunder), the confidentiality provisions of this Agreement shall survive the termination of this Agreement and shall continue to be binding upon both Licenser and Drinks.

15. TERMINATION OF THIS AGREEMENT

If either party breaches a material provision of this Agreement and fails to cure such violation within thirty (30) days after written notice of breach has been mailed by the other party, this Agreement shall terminate. Upon termination, the terms and conditions herein will continue to apply to WBI Products owned by Drinks. If any outstanding debts are owing to either party by the other, these amounts shall become due and payable immediately.

B.	Drinks’ Default

If any of the following events occur. Drinks shall be in default and WBI shall have the right to immediately terminate this Agreement upon written notice to Drinks.

(v)
If Drinks ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;

(vi)
All or substantially all of Drinks' assets or capital stock are transferred to a third party, or a change of control or management of Drinks occurs which is unacceptable to WBI (notwithstanding the foregoing, WBI shall not unreasonably find such change to be unacceptable);

(vii)	Drinks ceases to carry on the business of a Drinks in WBI Products;

(viii)	Drinks transfers or attempts to transfer any right or obligation hereunder without WBI’s prior written consent; or

(ix)	Drinks does not comply, after notice from WBI, with the terms of paragraph 3.1 of this Agreement.

C.	WBI's Default

If any of the following events occur, WBI shall be in default and Drinks, at its option, shall have the right to terminate this Agreement upon thirty (30) days written notice to WBI.

(x)
WBI ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy , permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;

(xi)
All or substantially all of WBI’s assets or capital stock are transferred to a third party, or a change of control or management of WBI occurs which is unacceptable to Drinks (notwithstanding the foregoing, Drinks shall not unreasonably find such change to be unacceptable);

(xii)
WBI transfers or attempts to transfer any right or obligation hereunder without Drinks’ prior written consent, within the geographic region to which this license applies or as part of the intellectual property right owned by the WBI in the event the WBI transfers or sells its business in total; or

(xiii)	WBI has not met its obligations for product performance or delivery.

D.	Obligations on Termination.

Upon termination of this Agreement for any reason whatsoever, Drinks and WBI shall perform each and all of the following obligations, all of which shall survive such termination:

(xiv)	Drinks shall immediately pay to WBI all sums owed by Drinks to WBI;

(xv)	Drinks shall discontinue the use of any WBI Trade or Service Marks;

(xvi)
Drinks will promptly refer to WBI the details of any verbal or written inquiries Drinks may receive regarding any of WBIs Products, and, in the case of written inquiries, will provide copies thereof to WBI;

(xvii)
Drinks shall do all other things as WBI may reasonably request for the purpose of terminating Drinks' business and contractual arrangements with WBI and effecting an orderly transition of sales and/or service from Drinks to WBI.

16. NOTICES

Any notice required or permitted by this Agreement shall be in writing. All notices from WBI to Drinks or Drinks to WBI shall be sent by registered or certified mail to the addresses specified above or at such addresses as WBI and/or Drinks shall substitute by subsequent notice.

17. FINANCIAL INFORMATION

Drinks agrees to supply WBI, at WBI's request, its most recent financial information, such as balance sheets, profit and loss, statement of changes on financial position and statement of capital, within the context of its public reporting. WBI agrees to maintain such financial information on strict confidence and will not release it to any other party.

18. AUTHORITY TO CONTRACT AND PERFORM

Both WBI and Drinks represents that they each respectively have full right and authority to enter into this Agreement and to perform its obligations and that it has not made and will not make any contract or commitment contrary to the terms of this Agreement.

19. ETHICS AND COMPLIANCE LAW

Both WBI and Drinks covenant each with the other, that they will maintain the highest ethical business standards and avoid and refrain from being involved in any activities which may in any manner disparage the WBI of Drinks’ name, Service or Trade Marks, or Products. Furthermore in the conduct of its business, both WBI and Drinks will comply with all applicable Federal, State and local laws, rules and regulations.

20. CHOICE OF LAW

The validity, construction and performance of the Agreement shall be interpreted, construed and enforces according to the laws of the State of New York.

21. ARBITRATION

Except for any controversy or claim arising after either party has become insolvent, bankrupt, enters into a composition with creditors, or has a receiver appointed for any of its properties, any controversy or claim arising out of or relating to this Agreement will be settled by arbitration or mediation in New York, New York in accordance with the rules, then in effect, of the Judicial Arbitration and Mediation Service, its successor or a similar alternative dispute resolution entity. Judgment upon award rendered may be entered in any court of competent jurisdiction. Whichever party prevails will be entitled to recover all of its expenses, cost, and reasonable attorney fees as they relate to the arbitration proceedings, to any litigation or proceeding arising out of or relating to this Agreement to compel arbitration, or to enforce an award.

22. ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement and supersedes and cancels all previous written or verbal Agreements, communications or understandings.

23. BINDING EFFECT

This Agreement binds and insures the benefit of the parties hereto, their respective heirs, representatives, successors or assigns.

24. PARAGRAPH HEADINGS

The paragraph headings in this Agreement are for convenience only, and they have no substantive or interpretive effect.

25. WAIVER

No modification of this Agreement or any waiver of any term or condition hereof shall be effective unless it is in writing and signed by the parties hereto. If either party fails to meet the requirements of ant term of this Agreement or waives any breach hereunder, that failure or waiver will neither prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.

26. PARTIAL INVALIDITY

In the event of the determination that any terms, covenant or condition of this Agreement is of no force or effect, the remaining terms, conditions or covenants contained herein shall not be affected thereby, and the obligations of the parties hereto with respect to the performance of the remaining terms, covenants and conditions shall continue in full force and effect.

27. ASSIGNMENT

This Agreement constitutes a personal contract and Drinks shall have the rights or transfer or assign same or any part thereof with written consent of licensor.  Such consent will not be arbitrarily withheld but transferee must be the same suitability requirements as the original licensee. This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors and legal representatives.

28. INDEMNITY

WBI and Drinks agree to each hold the other free and harmless from any and all claims, damages and expenses of any kind or nature whatsoever: (1) arising from acts of the other; or (2) as a direct or indirect consequence of termination of this Agreement in accordance with its terms.  WBI agrees to hold Drinks free and harmless from any and all claims, damages, and expenses of any kind or nature arising out of any claim of patent or other infringements by a third party as it relates to the use by Drinks of hardware or software supplied to Drinks by WBI.  This indemnification shall be void and of no force or effect if Drinks fails to obey or comply with any reasonably instruction or limitation imposed by WBI.  This section shall inure to the benefit of anyone who buys software or hardware from Drinks that was supplied by WBI.

Space Left Intentionally Blank

IN WITNESS WHEREOF, WBI and Drinks have executed this Agreement the day and year first above written.

“LICENSOR”		“LICENSEE”
Worldwide Beverage Imports, LLC.		Drinks Americas Holdings, Ltd.

Name:	Richard F. Cabo	Name:	J. Patrick Kenny
Title:	Managing Member	Title:	President and CEO
Date:	June 27, 2011	Date:	June 27, 2011

[SIGNATURE PAGE TO LICENSE AGREEMENT – BEERS]

Schedule A

MEXICALI BEER

Schedule B

RED PIG ALE

Schedule C

CHILI BEER

Schedule D

PRIVATE LABEL BEER

Schedule "A"

Beer Trademarks and FOB Price

PRODUCTS

Schedule "B"

Trademarks Spirits

Name           Registration Number

EXHIBIT B

EXECUTION VERSION

INVENTORY SECURITY AGREEMENT

THIS INVENTORY SECURITY AGREEMENT (the “Agreement”) is made as of the 27th day of  June, 2011, by and between , Drinks Americas Holdings, Ltd., a Delaware corporation, the debtor ( “Drinks”) with a mailing address of 327 Danbury Road, Wilton, CT 06897 on the one hand, and Worldwide Beverage Imports, LLC., a Nevada limited liability company, its successors and assigns, the secured party (“WBI”) with a mailing address of 4101 Whiteside Street, Los Angeles, California 90063, on the other hand.

Preliminary Statement.  Drinks is a distributor of alcoholic beverages in the continental United States.  WBI is an importer of beverages and intends to transfer its importing and distribution rights to Drinks pursuant to that certain Stock Purchase Agreement, by and between the Drinks and Secured Party (the “Stock Purchase Agreement”).  As security for credit extended or to be extended by WBI to Drinks from time to time, Drinks has executed this Security Agreement.  This Security Agreement grants WBI a security interest in certain assets, including, but not limited to, inventory, receivables and proceeds licensed by WBI to Drinks. The parties are entering into this Security Agreement in order to consummate the transactions contemplated under the Stock Purchase Agreement.

Agreement.  For valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be bound, agree as follows:

Inventory and Equipment

All of the inventory that Drinks receives in connection with the consummation of the transactions contemplated in the Stock Purchase Agreement. To the extent that this security is taken to secure part of WBI’s price of goods sold, or is taken to secure goods purchased with proceeds of advances made by WBI, this is a purchase money security interest (collectively, the “Collateral”).

To the extent that this security is taken to secure part of WBI’s price of goods sold, or is taken to secure inventory purchased with proceeds of advances made by WBI, Drinks grants WBI a purchase money security interest in the Collateral.

1.	Drinks further covenants and warrants to WBI as follows:

(a)
To keep the Collateral at its current locations of operation; or, if the Drinks sells its goods at a new place of business, to notify WBI in writing of the address of the new location and to obtain WBI’s written consent prior to moving any items of Collateral to the new location.

(b)
To keep its business records at its place of business as stated above, to permit WBI to review such records during business hours on reasonable notice and not to remove the business records from that location without the prior consent of WBI.

(c)	To pay and perform all of the obligations secured by this Agreement (the “Obligations”) according to the terms of such Obligations.

(d)
To keep the Collateral free and clear of all claims, liens, charges, encumbrances, taxes and assessments within a reasonable time after the consummation of the transactions contemplated in the Stock Purchase Agreement.

(e)
On demand of WBI to do the following:  furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the provisions of this Agreement; execute any instrument or statement as WBI may reasonably require in order to perfect, continue or maintain the security interest of WBI in the Collateral and to pay all costs of filing in connection therewith; execute additional promissory notes evidencing future extensions of credit.  To the extent permitted by law, for the term of this Agreement the Drinks authorizes WBI to act as its attorney-in-fact and agent for the purpose of executing any instruments in the name of the Drinks from time to time and at such times as WBI deems necessary to attach, perfect or continue perfection of a security interest in the Collateral.

(f)
To retain possession of the Collateral during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of the same without the written consent of WBI, except that Drinks may sell the Collateral in the ordinary course of its business.

(g)	To pay, when due, all taxes, assessments and license fees relating to the Collateral.

(h)	To keep the Collateral, at Drinks’ own cost and expense, in good condition and available for inspection by the WBI at all reasonable times.

(i)
To maintain types of insurance coverage with such carriers and in such amounts as may be reasonably satisfactory to WBI, insuring the Collateral against loss by theft, fire and other casualties, and, if the Obligations due to WBI exceeds $10,000, the policies shall name WBI as loss payee under a “standard” or “New York” loss payable clause and shall provide for at least ten (10) days prior written notification to WBI of any termination, cancellation or material modification.  Certificates of such insurance payable to respective parties as their interest may appear, shall be deposited with WBI.  Drinks shall give immediate written notice to WBI and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers.  WBI is authorized, but under no duty, at Drinks’ expense, to obtain such insurance or file proofs of loss upon failure of the Drinks to do so.

(j)	To keep detailed records of all sales of the Collateral and, upon request of WBI, to furnish copies of such records or permit inspection of relevant records at Drinks’ premises, at WBI’s discretion.

(k)
To comply with all terms of any lease pertaining to the premises where the Collateral may be located, and with all laws, ordinances and governmental rules, orders and regulations pertaining to the Drinks’ business and the premises where the Collateral is kept.

(l)
To provide to WBI, at Drinks’ expense, within ninety (90) days of year-end, a fiscal year-end audited or a review level balance sheet and related statement of income with all notes and schedules, prepared by an accountant satisfactory to WBI.

(m)
To furnish from time to time, at Drinks’ expense within fifteen (15) days after requested by WBI, a schedule of inventory prepared by a party satisfactory to WBI and such other information relating to Drinks’ business as WBI may reasonably request.

3.	Drinks represents and warrants to WBI as follows:

(a)	That its legal name, jurisdiction of formation/domicile and tradename (if any) are correctly stated on page one of this Agreement.

Drinks acknowledges that the representations and warranties set forth in this paragraph are material to WBI’s agreement to extend credit to Drinks and that WBI has relied on these representations and warranties.  Drinks agrees to notify WBI promptly in writing of any change in the information referenced in this paragraph.

4.
Drinks shall maintain an accounting system that allows any proceeds and profits of the Collateral sold to be identified.  Payments made by Drinks to WBI shall be allocated to payment of accrued interest and charges, then to items of Collateral sold by Drinks in the order sold, then to items of Collateral in stock in the order received by Drinks from WBI.

5.	Without limitation of the rights or remedies of the parties otherwise at law, the following shall constitute a default of Drinks:

(a)	Failure by Drinks, or any subsidiary or affiliate thereof, to pay or satisfy, as applicable, when due any Obligation or any portion thereof;

(b)	Failure by Drinks to fully and timely comply with or perform any provision of this Agreement;

(c)
False or misleading representations or warranties made or given by Drinks in connection with this Agreement or in any transaction between the parties occurring hereafter, including any financial statement or report;

(d)	Permitting the Collateral to be subject to a levy of execution or other judicial process;

(e)	Commencement of any insolvency proceeding by or against the Drinks, or any subsidiary or affiliate thereof, or termination of Drinks’, or any of its subsidiaries’ or affiliates’, business operation;

(f)
Any reduction in the value of the Collateral or any action or failure to act on the part of the Drinks which diminishes the prospect of full performance or satisfaction of the Drinks’ obligations hereunder; or

(g)
The occurrence of any material adverse change in the condition (financial or otherwise) of Drinks, or any of its subsidiaries or affiliates, or any endorser, guarantor or surety obligated in connection with any Obligation.

6.	In the event of any default of the Drinks, WBI shall have the following remedies:

(a)	At the option of the WBI, all of the Obligations secured by this Agreement shall be accelerated and become immediately due and payable without notice or demand;

(b)	Upon demand, Drinks shall assemble the Collateral and make it available to WBI at the place and at the time designated in the demand;

(c)
WBI shall be entitled to enter all locations where the Collateral is kept, take possession of the Collateral, and conduct a public or private sale of the Collateral, at its discretion and in accordance with the Uniform Commercial Code;

(d)	WBI shall have all the rights, remedies and privileges provided under the Uniform Commercial Code and otherwise at law;

(e)	WBI shall be entitled to contact account Drinks’ and direct that future payments be made directly to WBI;

(f)	The Drinks shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand; and

(g)	WBI may perform any defaulted obligations for Drinks’ account and any expense incurred in so doing shall be chargeable with interest to the Drinks and added to the indebtedness.

7.
All payments received by Drinks under or in connection with any of the Collateral after the occurrence of an event of default shall be held by Drinks in trust for WBI, shall be segregated from other funds of Drinks and shall forthwith upon receipt by Drinks be turned over to WBI, in the same form as received by Drinks (duly endorsed by Drinks to WBI, if required).  In the event WBI purchases any of the Collateral being sold, WBI may pay for the Collateral by crediting some or all of the Obligations of the Drinks.

8.
WBI’s reasonable attorneys’ fees and the legal and other expenses for pursuing, settling or enforcing its rights hereunder, or in connection with the Obligations or otherwise at law shall be paid forthwith upon demand by Drinks and be part of the Obligations and likewise be due and payable.  Drinks shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.  WBI may perform any defaulted obligations for Drinks’ account and any expense incurred in so doing shall be chargeable with interest to the Drinks and added to the Obligations.

9.
Beyond the safe custody thereof, WBI shall have no duty as to any Collateral in its possession or in its nominee’s possession or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  In any suit, proceeding or action brought by WBI under any Collateral for any sum owing thereunder or to enforce any provision thereof, Drinks will defend, indemnify and hold harmless WBI from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder arising out of a breach by Drinks of any agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from Drinks, and all such obligations of Drinks shall be and remain enforceable against Drinks and shall not be enforceable against WBI.

10.
The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.  This Agreement may not be amended, changed, modified, altered or terminated except by written instrument executed and delivered by all of the parties hereto.  Waiver of or acquiescence in any default by the Drinks, or failure of WBI to insist upon strict performance by the Drinks of any provision of this Agreement, shall not constitute a waiver of any subsequent or other default or failure.  Notices to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the address herein set forth or otherwise designated in writing.  The Uniform Commercial Code shall govern the rights, duties and remedies of the parties.  All rights and remedies hereunder shall be governed by the laws of the State of New York, without resort to conflicts of laws, and Drinks hereby submits to the exclusive jurisdiction of any court of competent jurisdiction in New York.  In the event of any provision or clause of this Agreement conflicts with applicable law, such conflict shall not affect other provisions which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.

11.
Termination of Security Interest.  Upon the performance in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Drinks.  Upon such termination WBI hereby authorizes Drinks to file any UCC termination statements necessary to effect such termination and WBI will, at Drinks’ expense, execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have respectively duly executed these presents the day and year first above written.

WORLDWIDE BEVERAGE IMPORTS, LLC.

 By:________________________________

Name: Richard F. Cabo

Title: Managing Member

DRINKS AMERICAS HOLDINGS, LTD.

 By:________________________________

Name: J. Patrick Kenny

Title: President andCEO

[SIGNATURE PAGE TO INVENTORY SECURITY AGREEMENT]